Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [•], is made and entered into by and among Above Food Ingredients Inc., an Alberta corporation (“TopCo”), and the undersigned1 (together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 3(h) of this Agreement, the “Holders” and each, a “Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Bite Acquisition Corp., a Delaware corporation (“SPAC”), TopCo, Above Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of TopCo (“Merger Sub”), and Above Food Corp., a corporation organized under the laws of Saskatchewan, Canada (the “Company”), entered into a Business Combination Agreement, dated as of April 29, 2023 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, on or about the date hereof: (i) the Company will continue from the laws of Saskatchewan to a corporation continued under the laws of the Province of Alberta; (ii) pursuant to the Share Exchange, the Company Shareholders will contribute to TopCo all of the issued and outstanding equity of the Company in exchange for newly issued TopCo Common Shares, whereby the Company will become a direct, wholly owned subsidiary of TopCo, (iii) Merger Sub shall merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation after the Merger, as a result of which SPAC will become a direct, wholly owned subsidiary of TopCo and (iv) as a result of the Merger, (A)  each issued and outstanding share of SPAC Common Stock shall be automatically converted into and exchanged for the right to receive SPAC Per Share Merger Consideration and (B) each issued and outstanding SPAC warrant shall no longer be outstanding and shall be automatically converted into and become a warrant to purchase one (1) TopCo Common Share, in each case of clauses (i), (ii), (iii) and (iv), subject to the terms and conditions of the Business Combination Agreement;

WHEREAS, upon consummation of the Share Exchange and Merger (the “Closing”), the Holders will own equity interests in TopCo; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by each Holder thereunder, the parties wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of equity interests in TopCo.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	For purposes of this Agreement:

(a)    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(b)    “immediate family” means with respect to any Person, such Person’s spouse or domestic partner (or former spouse or former domestic partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

[1]	Note to Draft: Sponsor, BITE/Sponsor affiliates and each holder of Above Food shares, options, RSUs or warrants (except for the minority holders listed on Schedule A-1 representing an aggregate 2.56% ownership in Above Food) and each potential recipient of ANF Purchase Consideration Shares.

(c)    “Lock-Up Period” means the period commencing immediately following the Closing and expiring on the earlier of (i) the [6-month][12-month]2 anniversary of the Closing Date, (ii) such time, if ever, after one hundred fifty (150) calendar days after the Closing Date that the Trading Price of the TopCo Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and similar corporate events) for any 20 Trading Days within any 30-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date and (iii) such date on which TopCo completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of TopCo having the right to exchange their TopCo Common Shares for cash, securities or other property.

(d)    “Lock-Up Shares” means, collectively, (i) any TopCo Common Shares beneficially owned by the Holder immediately after the Closing, (ii) any TopCo Common Shares issuable upon the exercise of options to purchase TopCo Common Shares or the vesting of restricted stock units covering TopCo Common Shares, in each case, held by the Holder immediately after the Closing (along with such securities themselves), (iii) any TopCo Common Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for TopCo Common Shares held by such Holder immediately after the Closing (along with such securities themselves), (iv) any Sponsor Earnout Shares to the extent vested pursuant to the Business Combination Agreement, (v) any TopCo Common Shares to the extent issued on conversion of the Company Earnout Shares pursuant to the Business Combination Agreement and (vi) any ANF Purchase Consideration Shares.

(e)	“Transfer” means to:

(i)     offer, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant a security interest in or Lien on, grant any option, right or warrant to purchase, or transfer, lend or otherwise dispose of or agree to transfer, lend or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any TopCo Common Shares, or any options or warrants to purchase any TopCo Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive TopCo Common Shares (such options, warrant or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired, owned directly or indirectly by the Holder (including holding as a custodian) or with respect to which the Holder has beneficial ownership within the rules and regulations of the SEC;

(ii)    enter into any swap or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to or that would reasonably be expected to lead to a sale, loan, pledge other disposition, or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any of the TopCo Common Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or

(iii)    publicly announce any intention to engage in or cause any action or activity to effect any transaction described in clause (i) or clause (ii) above.

2.	Lock-Up Provisions.

(a)    Each Holder agrees not to Transfer any Lock-Up Shares until the end of the Lock-Up Period.

[2]	Note to Draft: Above Food holders (other than those holders listed on Schedule A-2, collectively referred to herein as the “AF Insiders”) and each potential recipient of ANF Purchase Consideration Shares will be subject to a 6-month Lock-Up Period. Sponsor, Sponsor Affiliates and the AF Insiders will be subject to a 12-month Lock-Up Period.

(b)	Notwithstanding the foregoing, the restrictions set forth in Section 2(a), shall not apply to:

(i)     as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;

(ii)     in the case of an individual, Transfers (A) to a partnership, limited liability company or other entity of which the Holder and/or the immediate family (as defined below) of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (B)  by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family, or an Affiliate of such Person, (C) by virtue of will, intestate succession or the laws of descent and distribution upon death of the Holder or (D) by operation of law, including bankruptcy laws, or pursuant to a court order, including a qualified domestic relations order, divorce decree, divorce settlement or separation agreement;

(iii)    in the case of an entity, Transfers (A) to another entity that is an Affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Holder or Affiliates of the Holder or who shares a common investment advisor with the Holder, or (B) as part of a distribution to members, partners, shareholders or equity holders of the Holder;

(iv)    in the case of an entity, Transfers by virtue of applicable laws, including bankruptcy laws, or laws of the state or jurisdiction of the Holder’s organization or the Holder’s organizational documents upon dissolution of the Holder;

(v)     in the case of an entity that is a trust, Transfer to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vi)    Transfers relating to TopCo Common Shares or other securities convertible into or exercisable or exchangeable for TopCo Common Shares, in each case, acquired in open market transactions after the Closing;

(vii)   the exercise of stock options or warrants to purchase shares of TopCo Common Shares or the vesting of stock awards of TopCo Common Shares and any related transfer of shares of TopCo Common Shares in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of TopCo Common Shares, it being understood that all shares of TopCo Common Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the applicable Lock-Up Period;

(viii)  Transfers to TopCo pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by TopCo or forfeiture of TopCo Common Shares or other securities convertible into or exercisable or exchangeable for TopCo Common Shares in connection with the termination of the Holder’s service to TopCo;

(ix)    the establishment, by the Holder, at any time after the Closing, of any trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act providing for the transfer of the Lock-Up Shares; provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(x)    Transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; or

(xi)    Transfers to TopCo, the Company or the Sponsor, or their respective officers or directors;

provided, however, that (A) in the case of clauses (ii) and (iii) above, such Transfer shall not involve a disposition for value and (B) in the case of clauses (ii), (iii) and (iv), it shall be a condition to the Transfer or distribution that each applicable permitted transferee, trustee, donee or distributee enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the applicable Holder and not to the immediate family of such permitted transferee), agreeing to be bound by the Transfer restrictions set forth in this Agreement.

(c)   Any purported Transfer contrary to the provisions of this Agreement shall be void ab initio, and TopCo shall refuse to recognize any such purported transferee of the TopCo Common Shares or securities convertible into or exercisable or exchangeable for TopCo Common Shares as an equity holder for any purpose. Each Holder acknowledges and agrees that during the Lock-Up Period, stop transfer orders shall be placed against the Lock-Up Shares and each certificate or book entry position statement evidencing Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

3.	Miscellaneous.

(a)	Pro Rata Release.

(i)     Notwithstanding anything to the contrary in this Agreement, each of the parties hereby acknowledges and agrees that, at any time during the Lock-Up Period, the members of the board of directors of TopCo who are “independent” (as such term is defined in Regulation 303A.02 of The New York Stock Exchange Listed Company Manual) directors (collectively, the “Independent Board Members”) may, in their sole discretion, resolve to terminate, in whole or in part, the Transfer restrictions provided in Section 2; provided, that the approval of such resolution of the Independent Board Members shall (A) be given at a meeting of the Independent Board Members called for the purpose of considering and voting upon such resolution and (B) include at least a majority of the Independent Board Members.

(ii)    In the event that the Independent Board Members release or waive, in full or in part, any party from a lock-up agreement entered into in connection with the Closing, then the same percentage of Lock-Up Shares held by the Holder on the date of such release or waiver as the percentage of Lock-Up Shares (or such equivalent term as defined in such lock-up agreement) held by such released party on the date of such release or waiver to such released party’s aggregate number of Lock-Up Shares (or such equivalent term as defined in such lock-up agreement) that are subject of such release or wavier shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein; provided, that the foregoing provisions of this Section 3(a)(ii) will not apply if (i) the release or waiver is granted to a holder of TopCo Common Shares in connection with a follow-on public offering of TopCo Common Shares pursuant to a registration statement filed with the SEC, whether or not such offering or sale is wholly or partially a secondary offering of the TopCo Common Shares, and the Holder, only to the extent the Holder has a contractual right to demand or require the registration of the Holder’s TopCo Common Shares or “piggyback” on a registration statement filed by TopCo for the offer and sale of its TopCo Common Shares, has been given an opportunity to participate on a basis consistent with such contractual rights in such follow-on offering, (ii)(A) the release or waiver is effected solely to permit a transfer not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer, (iii) the aggregate number of Lock-Up Shares affected by such releases or waivers (whether in one or multiple releases or waivers) with respect to any particular beneficial or record holder of Lock-Up Shares is less than or equal to 1% of the total number of outstanding TopCo Common Shares then-outstanding (on a fully-diluted basis, calculated as of the date of such release or waiver) or (iv) TopCo determines in its sole discretion that a release or waiver should be granted to a record or beneficial holder of Lock-Up Shares due to circumstances of emergency or hardship. In the event that TopCo changes, amends, modifies or waives (other than to correct a typographical error) any particular provision of any other lock-up agreement entered into in connection with the Closing, then the Holder shall be offered the option (but not the requirement) to make a corresponding change, amendment, modification or waiver to this Agreement.

(b)    Power and Authority. Each Holder hereby represents and warrants that it, he or she has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms.

(c)    Capacity as a TopCo Shareholder. Each Holder signs this Agreement solely in such Holder’s capacity as a shareholder of TopCo, and not in such Holder’s capacity as a director or officer of TopCo, as applicable.

(d)    Investment Intent. Notwithstanding anything in this Agreement to the contrary, the Holder (i) intends to hold the Lock-Up Shares for investment purposes, (ii) has no current plan or intention to dispose of or otherwise transfer the Lock-Up Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Lock-Up Shares.

(e)    Entire Agreement. This Agreement (and the Business Combination Agreement to the extent incorporated herein) constitutes the full and entire understanding and agreement among the parties to this Agreement with respect to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Agreement.

(f)      Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows:

If to TopCo, to:

[TopCo]

001-2305 Victoria Avenue

Regina, Saskatchewan S4P 0S7, Canada

Attention:    Lionel Kambeitz

E-mail:         lionel@abovefood.com

with a copy (which will not constitute notice) to:

Michelle Westerman

E-mail:         michelle@abovefood.com

And to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:   Ryan J. Maierson

                       Ryan J. Lynch

Email:          ryan.maierson@lw.com

                        ryan.lynch@lw.com

If to the Holder, to:

the address set forth below such Holder’s name on the signature page to this Agreement.

(g)	Amendments and Waivers.

(i)     This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing, executed by TopCo and the Holders holding a majority of the Lock-Up Shares then held by the Holders in the aggregate. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 3(g)(i) shall be null and void, ab initio.

(ii)     Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and shall not constitute or give rise to an extension or waiver of any rights or obligations hereunder except to the extent specifically provided in such writing (it being understood that all such other non-waived rights and obligations are expressly reserved).

(iii)     Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(iv)     Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (A) adversely affect any Holder or (B) disproportionately affect any Holder as compared to any other Holder, in each case, will not bind any such Holder without such Holder’s prior written approval.

(h)    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns and transferees. Except as set forth herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, without the prior written consent of each other party. Any purported assignment in violation of this Section 3(h) shall be null and void and shall not operate to transfer or assign any interest or title to the purported assignee.

(i)     Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such party.

(j)     Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of the Provinces of Alberta and Saskatchewan and the federal laws of Canada applicable therein.

(k)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OR ACTION, BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(K).

(l)     Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

(m)   Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(n)    Enforcement. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon the parties hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Each party hereto acknowledges and agrees that its obligations under this Agreement are special, unique and of extraordinary character and immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which either party is entitled at law or in equity, the parties shall be entitled to equitable remedies against another party for its breach or threatened breach of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and specific enforcement of the terms and provisions of this Agreement, in each case, (A) without necessity of posting a bond or other form of security and (B) without proving the inadequacy of money damages or another any remedy at law. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement (including to prevent breaches or threatened breaches of this Agreement), no party shall allege, and each party hereby waives all defenses and objections to such Action on the grounds that (I) money damages would be adequate or there is another adequate remedy at law or (II) the party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another remedy at law.

(o)    Legal Representation. Each Holder acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and Latham & Watkins LLP is not acting as counsel to such Holder.

(p)    Several Liabilities. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

[Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TopCo:

Above Food Ingredients Inc.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

HOLDER:

If holder is an entity:

[•]

By:
Name:
Title:

If holder is an individual:

[•]

Name:

Address for Notice:

[Address Line 1]
[Address Line 2]
Attention: [•]
E-mail: [•]

[Signature Page to Lock-Up Agreement]

Schedule A-1

[***]

Schedule A-2

AF Insiders

  [***]